SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                               EMCOR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

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[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

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     4)   Date Filed:

________________________________________________________________________________

                                  [EMCOR LOGO]
                                        knowledge in action(TM)


                                EMCOR GROUP, INC.
                        101 Merritt Seven Corporate Park
                           Norwalk, Connecticut 06851

                              --------------------
                            NOTICE OF ANNUAL MEETING
                              --------------------


To the Stockholders of EMCOR Group, Inc.

     The Annual Meeting of Stockholders of EMCOR Group, Inc. (the "Company") will be held in the Spruce Room, Penn Club, 30 West 44th Street, New York, New York, on July 12, 2001 at 10:00 A.M. (local time) for the following purposes:

     1. To elect seven directors to serve until the next annual meeting and until their successors are duly elected and qualify.

     2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for 2001.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on June 6, 2001 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

     YOUR ATTENTION IS RESPECTFULLY DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                       By Order of the Board of Directors

                                       Sheldon I. Cammaker
                                       SECRETARY


Norwalk, Connecticut
June 11, 2001

                                 [EMCOR LOGO]
                                        knowledge in action(TM)


                               EMCOR GROUP, INC.
                              --------------------
                                 PROXY STATEMENT
                              --------------------
          2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 12, 2001
                              --------------------

     The enclosed proxy is solicited by the Board of Directors of EMCOR Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 10:00 A.M. (local time) on Thursday, July 12, 2001 in the Spruce Room, Penn Club, 30 West 44th Street, New York, New York and at any adjournment or postponement of such meeting. The enclosed proxy may be revoked at any time before it is exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by executing a duly exercised proxy bearing a later date and presenting it to the Secretary of the Company, or by attending the Annual Meeting and voting in person. Unless otherwise specified, the proxies from holders of Common Stock will be voted in favor of each proposal set forth in the Notice of Annual Meeting.

     As of June 6, 2001, the Company had outstanding 12,276,280 shares of Common Stock, par value $.01 per share (the "Common Stock"). Only stockholders of record of Common Stock at the close of business on June 6, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. The mailing address of the principal executive offices of the Company is 101 Merritt Seven Corporate Park, Norwalk, Connecticut 06851, and the approximate date on which this Proxy Statement and the accompanying proxy are being first sent or given to stockholders is June 11, 2001.

     The Common Stock was the only voting security of the Company outstanding and entitled to vote on the Record Date. The holders of record of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter to be voted upon at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of independent public accountants to audit the accounts of the Company and its subsidiaries. With respect to an abstention from voting on any matter and broker "non-votes", the shares will be considered present and entitled to vote at the Annual Meeting for purposes of determining a quorum. Abstentions will have the effect of a vote against proposals brought before the meeting, but will not have an effect on the election of directors. A broker "non-vote" occurs if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal. Broker "non-votes" are not counted for purposes of approving that proposal and, therefore, will be disregarded and will have no effect on the outcome of the vote on the proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of June 6, 2001 certain information regarding beneficial ownership of the Company's Common Stock by each person or group known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock. Except as otherwise noted, to the Company's knowledge, each person or group listed below has sole voting and investment power with respect to the shares listed next to his or its name.

                                                 Number of Shares       Percent
Name and Address of Beneficial Owner            Beneficially Owned       Owned
------------------------------------            ------------------      -------
Artisan Investment Corporation ..............     1,522,800(1)           12.4%
   1000 North Water Street, #1770
   Milwaukee, Wisconsin 53202
Pequot Capital Management, Inc. .............       760,000(2)            6.2%
   500 Nyala Farm Road
   Westport, Connecticut 06880
Cumberland Associates LLC ...................       720,200(3)            5.9%
   1114 Avenue of the Americas
   New York, New York 10036
Basso Securities Ltd. .......................       719,385(4)            5.5%
   1281 East Main Street
   Stamford, Connecticut 06902
Greenlight Capital, L.L.C. ..................       616,000(5)            5.0%
   420 Lexington Avenue
   New York, New York 10120

------------------------
(1) As reported in Amendment 1 to Schedule 13G dated February 9, 2001 filed with the SEC by Artisan Investment Corporation ("Artisan") and its affiliates Artisan Partners Limited Partnership, Andrew A. Ziegler and Carlene M. Ziegler, Artisan and its affiliates have shared voting power and shared dispositive power of these shares.

(2) As reported in Schedule 13G dated February 13, 2001 filed with the SEC, Pequot Capital Management, Inc., an investment advisor, has sole voting power and sole dispositive power of these shares, which are held in its clients accounts.

(3) As reported in Schedule 13G dated February 14, 2001 filed with the SEC, Cumberland Associates LLC has sole voting power and sole dispositive power of 654,803 of these shares and shared voting power and shared dispositive power of 65,397 of these shares.

(4) As reported in Schedule 13G dated April 27, 2001 filed with the SEC, Basso Securities Ltd. has sole voting power and sole dispositive power of these shares; these shares are issuable upon conversion of the Company's 5-3/4% Convertible Subordinated Notes.

(5) As reported in Schedule 13G dated January 16, 2001 filed with the SEC by Greenlight Capital, L.L.C. ("Greenlight") and Messrs. David Einhorn and Jeffrey M. Keswin, the principals of Greenlight, Messrs. Einhorn and Keswin and Greenlight may direct the vote and disposition of 615,000 of these shares, and Mr. Einhorn has the sole power to vote and dispose of 500 of these shares and has shared power to vote and dispose of an additional 500 of these shares.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors are to be elected by the holders of Common Stock to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualify. To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting. Certain information concerning the nominees for election at the Annual Meeting is set forth below. Each nominee is presently a director of the Company. While the Board of Directors has no reason to believe that any of those named as a nominee for election to the Board of Directors will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees in the discretion of the persons acting pursuant to the proxy.

     FRANK T. MACINNIS, Age 54. Mr. MacInnis has been Chairman of the Board and Chief Executive Officer of the Company since April 1994 and was President of the Company from April 1994 to April 1997. From April 1990 to April 1994, Mr. MacInnis served as President and Chief Executive Officer, and from August 1990 to April 1994 as Chairman of the Board, of Comstock Group Inc., a nationwide electrical contracting company. From 1986 to April 1994 Mr. MacInnis was also President of Spie Group Inc., which has or had interests in Comstock Group Inc., Spie Construction Inc., a Canadian pipeline construction company, and Spie Horizontal Drilling Inc., a United States company engaged in underground drilling for pipelines and communications cable. Mr. MacInnis is also a director of The Williams Companies, Inc. and Geneva Steel Holdings Corp.

     STEPHEN W. BERSHAD, Age 59. Mr. Bershad has been Chairman of the Board and Chief Executive Officer for more than the past five years of Axsys Technologies, Inc., a manufacturer of electronic components and controls. Mr. Bershad has been a Director of the Company since December 15, 1994.

     DAVID A.B. BROWN, Age 57. Mr. Brown has been President of The Windsor Group, a management consulting firm of which he is a co-founder, for more than the past five years. Mr. Brown has been a Director of the Company since December 15, 1994. Mr. Brown is also a director of BTU International, Inc., Marine Drilling Companies, Inc., NS Group, Inc. and Technical Communications Corp.

     GEORGES L. DE BUFFEVENT, Age 63. Mr. de Buffevent has been Chairman of the Board and Chief Executive Officer of SAGED, a French company specializing in road construction, land development and waste management, since January 1996. For approximately four years prior thereto, he was a business consultant. From July 1982 to February 1992, Mr. de Buffevent was Chairman of the Board of Directors and Chief Executive Officer of Spie-Batignolles S.A., a leading French electrical engineering and construction company with worldwide operations. Mr. de Buffevent has been a Director of the Company since June 19, 1998.

     ALBERT FRIED, JR., Age 71. Mr. Fried has been Managing Member of Albert Fried & Company, LLC, a broker/dealer and member of the New York Stock Exchange, since 1955. Mr. Fried has been a Director of the Company since December 15, 1994. Mr. Fried is also a director of Geneva Steel Holdings Corp.

     RICHARD F. HAMM, JR., Age 42. Mr. Hamm has been Vice President, Corporate Development & Planning of Carlson Companies, Inc. ("Carlson"), a global travel, hospitality and marketing services company, since July 2000, and was Vice President, Corporate Strategic Development & Acquisitions of Carlson from January 1999 to June 2000. From January 1997 to December 1998 he was Senior Vice President, Legal and Business Development of Tropicana Products, Inc. ("Tropicana"), a manufacturer of fruit juices, and Vice President and General Counsel of Tropicana from June 1993 to January 1997. Mr. Hamm has been a Director of the Company since June 19, 1998. Mr. Hamm is also a director of Axsys Technologies, Inc.

     KEVIN C. TONER, Age 37. Mr. Toner has been Principal of Aristeia Capital LLC, an investment manager, since June 1997 and President of the Isdell 86 Foundation, a not-for-profit organization, since December 1994. He was a private investor from March 1995 to June 1997 and a Managing Director from December 1991 to February 1995 of UBS Securities Inc., a broker/dealer and member of the New York Stock Exchange, engaged in corporate finance, underwriting and distribution of high grade U.S. corporate issues and Eurobonds. Mr. Toner has been a Director of the Company since December 15, 1994.

COMMITTEES OF THE BOARD

     The Company has standing Audit, Compensation and Personnel, and Corporate Governance Committees of the Board of Directors.

     The Audit Committee, comprised of Messrs. Bershad, Brown and Hamm, serves as the focal point for communication between the Board of Directors and the Company's independent public accountants, chief internal auditor and management, to the extent that their duties relate to financial or accounting reporting and controls. The Audit Committee is responsible for engaging and discharging the independent public accountants for the Company, reviewing their fees, reviewing the scope and audit procedures of the independent public accountants, reviewing annual financial statements, reviewing quarterly and annual financial results prior to their release, and meeting with the Company's internal auditors and independent public accountants on matters relating to, among other things, the adequacy of the Company's internal audit controls and accounting and auditing personnel. The Company's Board of Directors adopted a written charter for the Audit Committee which is attached as an appendix to this proxy statement. Each of the three members of the Audit Committee is independent as independence is defined in Sections 303.01 B(2)(a) and (3) of the New York Stock Exchange's listing standards. During 2000, the Audit Committee held four meetings.

     The Compensation and Personnel Committee, comprised of Messrs. Bershad, Fried and de Buffevent, reviews and advises the Board of Directors with respect to the qualifications of individuals identified as candidates for positions as the Company's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel and for the position of Chief Executive Officer of each subsidiary of the Company whose proposed annual compensation is $200,000 or more. It also reviews and recommends to the Board of Directors for its approval any employment, severance or similar contracts, or modifications thereof, for the Chairman of the Board and Chief Executive Officer of the Company and is charged with fixing on an annual basis his compensation, subject to the approval of the Board of Directors. The Compensation and Personnel Committee also is responsible for fixing, based on proposals made by the Chief Executive Officer, compensation for the Chief Operating Officer, Chief Financial Officer and General Counsel of the Company as well as the compensation of other officers and employees of the Company and each subsidiary whose annual compensation is $200,000 or more and for approving any employment, severance or similar contracts for such officers and employees, or modifications thereof. The Compensation and Personnel
Committee also recommends to the Board of Directors for its approval any incentive, benefit, award or bonus plans and programs for employees, administers the 1994 Management Stock Option Plan and reviews executive development plans. During 2000, the Compensation and Personnel Committee held two meetings.

     The Corporate Governance Committee, comprised of Messrs. Fried, Hamm and Toner, is responsible to the Board of Directors for the review and recommendation of director candidates; recommendations regarding directors' retirement age and removal; review of all committees of the Board of Directors and recommendations regarding their number, function and membership; recommendations with respect to compensation of and other benefits for non-employee directors; and review of and recommendation with respect to directors' and officers' liability insurance and indemnification agreements between the Company and its officers and directors. The Corporate Governance Committee will consider nominees recommended by stockholders. The Corporate Governance Committee has not adopted formal procedures for the submission of such recommendations. Such recommendations should be sent to the Secretary, EMCOR Group, Inc., 101 Merritt Seven Corporate Park, Norwalk, Connecticut 06851. The Company's by-laws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations to be brought before an Annual or Special Meeting of Stockholders of the Company. During 2000, the Corporate Governance Committee held one meeting.

MEETINGS OF THE BOARD

     There were seven meetings of the Board of Directors during 2000.

AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, included in the Company's annual report on Form 10-K for that year.

     The Audit Committee has reviewed and discussed these audited financial statements with management and the Company's independent public accountants, Arthur Andersen LLP.

     The Audit  Committee  has  discussed  with Arthur  Andersen LLP the matters
required  to  be  discussed  by   Statement   of  Auditing   Standards   No.  61
(Certification of Statements on Auditing Standards, AUss.380).

     The Audit Committee has received the written disclosures and letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with Arthur Andersen LLP that firm's independence from the Company.

     Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                             By: Audit Committee:

                                             David A.B. Brown, Chairman
                                             Stephen W. Bershad
                                             Richard F. Hamm, Jr.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of June 6, 2001 certain information regarding the beneficial ownership of the Company's Common Stock by each of the Company's directors, its chief executive officer, each of the other four most highly compensated executive officers of the Company and all its directors and executive officers as a group for the fiscal year ended December 31, 2000. Except as otherwise noted, to the Company's knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his name.

                                                         Amount and Nature of
Name of Beneficial Owner                                Beneficial Ownership(1)     Percent
------------------------                                -----------------------     -------
Frank T. MacInnis ..................................           501,226(2)              3.9%
Stephen W. Bershad .................................            64,998(3)                 *
David A. B. Brown. .................................            33,670(3)                 *
Georges de Buffevent ...............................            29,890(3)                 *
Albert Fried, Jr. ..................................            71,505(3)                 *
Richard F. Hamm, Jr. ...............................            30,673(3)                 *
Kevin C. Toner .....................................            44,498(3)                 *
Jeffrey M. Levy. ...................................           104,194(2)                 *
Sheldon I. Cammaker ................................            86,844(2)                 *
Leicle E. Chesser. .................................            91,447(2)                 *
R. Kevin Matz ......................................            44,278(2)                 *
All directors and executive officers as a group ....         1,139,637(4)              8.5%

----------------------------------
*     Represents less than 1%.

(1) The information contained in the table reflects "beneficial ownership" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. All percentages set forth in this table have been rounded.

(2) Includes in the case of Mr. MacInnis 475,000 shares, in the case of Mr. Levy 95,000 shares, in the case of each of Messrs. Cammaker and Chesser 80,000 shares, and in the case of Mr. Matz 40,000 shares, that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days granted pursuant to the Company's stock option plans and programs. Also includes in the case of Mr. MacInnis 23,126 shares, in the case of Mr. Levy 8,094 shares, in the case of Mr. Cammaker 6,844 shares, in the case of Mr. Chesser 11,447 shares, and in the case of Mr. Matz 4,278 shares, to be issued in respect of stock units granted under the Company's Executive Stock Bonus Plan referred to below (the "Stock Bonus Plan").

(3) Includes in the case of Mr. Bershad 49,998 shares, in the case of Mr. Brown 32,670 shares, in the case of Mr. de Buffevent 29,590 shares, in the case of Mr. Fried 36,498 shares, in the case of Mr. Hamm 30,673 shares, and in the case of Mr. Toner 39,498 shares, that may be acquired upon exercise of presently exercisable options or options exercisable within 60 days granted to each non-employee director pursuant to the Company's 1995 Non-Employee Directors' Non-Qualified Stock Option Plan and its 1997
      Non-Employee Directors' Non-Qualified Stock Option Plan. In addition, in the case of Mr. de Buffevent, includes an additional 330 shares to be issued in respect of Deferred Stock Units granted to him pursuant to the 1997 Stock Plan for Directors (the "1997 Plan").

(4) Includes 1,022,427 shares that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days granted pursuant to the Company's stock options plans and programs, 330 shares to be issued in respect of Deferred Stock Units granted pursuant to the 1997 Plan, and 56,703 shares to be issued in respect of stock units granted under the Stock Bonus Plan.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following Summary Compensation Table sets forth the compensation awarded to, earned by or paid to each of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "named executive officers") during the fiscal years ended December 31, 2000, 1999 and 1998 for services rendered in all capacities to the Company and its subsidiaries. For information regarding employment agreements of the named executive officers, see "Employment Contracts and Termination of Employment and Change of Control Arrangements" below.

                           SUMMARY COMPENSATION TABLE
================================================================================

                                               Annual                                         Long Term
                                            Compensation                               Compensation Awards(3)
                                  --------------------------------              ------------------------------------
                                                                                             Number of
                                                                        Other    Restricted  Securities
                                                                       Annual       Stock    Underlying   All Other
                                                           Bonus    Compensation    Award     Options/  Compensation
                                             Salary         (1)          (2)         (4)       SARs(5)       (6)
Name and Principal Position         Year      ($)           ($)          ($)         ($)         (#)         ($)
---------------------------        -----     ------       ------    ------------   -------   ----------  ----------
Frank T. MacInnis ..............    2000     750,000      794,162      25,350      294,163      25,000      8,700
   Chairman of the Board and        1999     725,000      900,000       6,375        None      225,000      8,400
   Chief Executive Officer          1998     700,000      800,000      31,787        None       25,000      8,400

Jeffrey M. Levy ................    2000     485,000      730,911      10,361          0        15,000      8,700
   President and                    1999     465,000      600,000       8,053        None       15,000      8,400
   Chief Operating Officer          1998     450,000      400,000       8,645        None       15,000      8,400

Sheldon I. Cammaker ............    2000     380,000      331,722      14,858       66,169      10,000      8,700
   Executive Vice President and     1999     372,000      340,000      11,709        None       10,000      8,400
   General Counsel and Secretary    1998     456,160      165,000        None        None       10,000      8,400

Leicle E. Chesser ..............    2000     380,000      333,541      15,374      160,170      10,000      8,700
   Executive Vice President and     1999     365,000      410,000      16,767        None       10,000      8,400
   Chief Financial Officer          1998     350,000      375,000      11,936        None       10,000      8,400

R. Kevin Matz ..................    2000     230,000      231,505       7,916      34,827        5,000      8,700
   Vice President and Treasurer     1999     210,000      200,000      18,583        None        5,000      8,400
                                    1998     175,000      125,000       4,784        None        5,000      8,400

--------------------------------
(1) The amounts reported under "Bonus" for 2000 include the value of units that correspond to shares of EMCOR Common Stock mandatorily deferred and credited to each named executive officer's account under the EMCOR Group, Inc. Executive Stock Bonus Plan (the "Stock Bonus Plan"). Pursuant to the Stock Bonus Plan, 25% of the annual bonus earned by each named executive officer is automatically credited to him in the form of units that will subsequently be converted into EMCOR Common Stock at a 15% discount from the fair market value of EMCOR Common Stock as of the date the annual bonus is determined. The units are to be converted into shares of EMCOR Common Stock and delivered to the executive officer on the earliest of (i) the first business day of the fourth calendar year following the year in respect of which the annual bonus was payable, (ii) the executive officer's termination of employment for any reason or (iii) immediately prior to a "change of control" (as defined in the Stock Bonus Plan). Dividend equivalents are credited in the form of additional units (at a 15% discount) at the same rate as dividends are paid to all stockholders. The portion of the amount reported under "Bonus" associated with mandatory deferrals under the Stock Bonus Plan for each named executive officer is as follows: Frank T. MacInnis - $294,162; Jeffrey M. Levy - $205,911; Sheldon I. Cammaker - $109,722; Leicle E. Chesser - $131,041; and R. Kevin Matz - $74,005.

(2) The personal benefits provided to the named executive officers did not exceed the disclosure threshold established by the Securities and Exchange Commission pursuant to applicable rules. Figures represent amounts reimbursed for the payment of taxes upon certain fringe benefits.

(3) The column specified by Item 402 (b) of Regulation S-K to report Long-Term Incentive Plan Payouts has been excluded because the Company has no long-term incentive compensation plans and has not had any such plan during any portion of fiscal years 2000, 1999 and 1998.

(4) The amounts reported under "Restricted Stock Award" for 2000 represent the value of units that correspond to shares of EMCOR Common Stock voluntarily deferred and credited to a named executive officer's account under the Stock Bonus Plan. Pursuant to the Stock Bonus Plan, each named executive officer is permitted at his election to cause all or part of his annual bonus not mandatorily deferred under Stock Bonus Plan to be credited to him in the form of units that will subsequently be converted into EMCOR Common Stock at a 15% discount from the fair market value of EMCOR Common Stock as of the date the annual bonus is determined. Any voluntary deferral election under the Stock Bonus Plan generally must be made at least six months prior to the end of the calendar year in respect of which the bonus will be payable. These units are to be converted into shares of EMCOR Common Stock and delivered to the executive officer on the earliest of (i) the date elected by the executive officer but in no event earlier than the first business day of the fourth calendar year following the year in respect of which the annual bonus was payable, (ii) the executive officer's termination of employment, or (iii) immediately prior to a "change of control." Dividend equivalents are credited in the form of additional units (at a 15% discount) at the same rate as dividends are paid to all stockholders.

(5) The awards set forth in this column are of stock options only. The Company did not award stock appreciation rights.

(6) The amounts reported in this column include matching contributions of $3,600 made by the Company under the 401(k) part of the Company's Retirement and Savings Plan, a defined contribution profit sharing plan, during 2000 for the account of each of the named executive officers. The amounts reported for 2000 also include contributions of $5,100 to be paid during 2001 in respect of 2000 by the Company pursuant to the retirement account part of the Company's Retirement and Savings Plan for the account of each of the named executive officers.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table sets forth certain information concerning certain grants to the named executive officers of stock options during the last fiscal year. As indicated under the Summary Compensation Table above, the Company did not grant stock appreciation rights ("SARs") of any kind.

OPTION GRANTS IN LAST FISCAL YEAR

                                     Individual Grants                              Grant Date Value
                                --------------------------                  -------------------------------
                                 Number of     % of Total
                                Securities      Options
                                Underlying     Granted to     Exercise or                       Grant Date
                                  Options     Employees in    Base Price       Expiration         Present
                                Granted(1)     Fiscal Year     ($/Sh)(2)          Date          Value($)(3)
                                ----------    ------------    ----------     ---------------    ----------
Frank T. MacInnis ..........     25,000            27%          $17.56      January 2, 2010      $247,500

Jeffrey M. Levy ............     15,000            16%          $17.56      January 2, 2010      $148,500

Sheldon I. Cammaker ........     10,000            11%          $17.56      January 2, 2010      $ 99,000

Leicle E. Chesser ..........     10,000            11%          $17.56      January 2, 2010      $ 99,000

R. Kevin Matz ..............      5,000             5%          $17.56      January 2, 2010      $ 49,500

----------------------------
(1) The options referred to in this table have a ten-year term and first became exercisable on January 3, 2001 and thereafter are exercisable any time or from time to time until January 2, 2010.

(2) The stock option exercise price for a share of Common Stock is the fair market value of a share of Common Stock on the date of grant. No SARs, performance units or other instruments were granted in tandem with the stock options reported herein.

(3) Present value was calculated using the Black-Scholes option-pricing model which involves an extrapolation of future price levels based solely on past performance. The present value as of the date of grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, dividend yield and stock price volatility. In calculating the present value as of the date of grant of the options reported in the table, the Company assumed an interest rate of 6.45% per annum, an annual dividend yield of zero and volatility of 71.2%. There is no assurance that these assumptions will prove to be true in the future. The actual value, if any, that may be realized by each individual will depend on the future market price of the Common Stock and cannot be forecasted accurately by application of an option-pricing model.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning unexercised options to purchase Common Stock of the Company held at the end of fiscal year 2000 by the named executive officers. None of the named executive officers exercised any options during fiscal year 2000. No named executive officer holds any SARs.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE

                                                                                       Value of Unexercised
                                                              Number of Unexercised         In-the-Money
                                                                   Options at                Options at
                                      Shares        Value          FY-End (#)               FY-End ($)(1)
                                    Acquired on   Realized        Exercisable/              Exercisable/
Name                               Exercise (#)      ($)          Unexercisable             Unexercisable
----                               ------------   --------    ----------------------     --------------------
Frank T. MacInnis ...............      None          --          300,000/175,000         $4,807,750/$1,061,000

Jeffrey M. Levy .................      None          --           80,000/15,000           $1,240,650/119,100

Sheldon I. Cammaker .............      None          --           70,000/10,000           $1,166.600/$79,400

Leicle E. Chesser ...............      None          --           70,000/10,000           $1,166,600/$79,400

R. Kevin Matz ...................      None          --            35,000/5,000             $261,600/$39,700

--------------------------------
(1) For purposes of this column, value is calculated based on the aggregate amount of the excess of $25.50 (the closing price of the Common Stock as reported on the New York Stock Exchange on December 31, 2000) over the relevant exercise price for a share of Common Stock with respect to the options.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     The Company has amended and restated employment agreements made as of May 4, 1999 with Frank T. MacInnis providing for his employment as Chief Executive Officer of the Company through December 31, 2001 and with Jeffrey M. Levy providing for his employment as President and Chief Operating Officer of the Company through December 31, 2001. Each such employment agreement provides that the term of employment will automatically be extended for successive one-year periods unless the Company or the officer gives written notice not to extend at least six months prior to the end of the initial term or any extended term of the employment agreement. However, following the date of a Change of Control (as defined in their employment agreements), the term of Mr. MacInnis' and Mr. Levy's respective employment shall be for a period of three years from such date. Under Mr. MacInnis' employment agreement, the Company is also to use its best efforts to ensure Mr. MacInnis' election as Chairman of the Board of Directors of the Company.

     Pursuant to the terms of their respective employment agreements, Mr. MacInnis is to receive an annual base salary of $775,000 for 2001 and Mr. Levy is to receive an annual base salary of $510,000 for 2001. Their annual base salaries are to increase on the first day of each calendar year during the employment periods by the percentage increase in the consumer price index for the preceding year for the area in which the principal office of the Company is located or an amount specified by the Board of Directors, whichever is greater. In addition, Mr. MacInnis and Mr. Levy are each entitled to receive an annual bonus, which is to be determined with reference to a target bonus and based upon factors agreed upon annually by the respective officer and the Compensation and Personnel Committee of the Board of Directors (the "Compensation Committee"); provided that Mr. MacInnis' annual target bonus may not be less than $600,000 and Mr. Levy's annual target bonus may not be less than $400,000. Pursuant to the terms of their respective employment agreements, the Company is to recommend to the Compensation Committee that Mr. MacInnis and Mr. Levy receive annually an option to purchase not less than 25,000 and 15,000 shares of Common Stock, respectively, at a per share exercise price equal to the fair market value of a share of the Common Stock on the grant date. Each option is to have a ten-year term and is to be exercisable on or after the first anniversary of the grant date.

     In addition, pursuant to his employment agreement, Mr. MacInnis was granted on May 5, 1999 options expiring November 21, 2007 to purchase 200,000 shares of Common Stock at a per share exercise price of $19.75, the fair market value of a share of Common Stock on the grant date. These options were to vest in full on November 21, 2006, provided that with respect to successive groups of 50,000 shares of Common Stock, the options were to vest earlier if and when the fair market value of a share of Common Stock first equals or exceeds $25, $30, $35 and $40, respectively; all of the options have vested.

     Under the terms of their employment agreements, Mr. MacInnis and Mr. Levy each has been provided with certain benefits customarily accorded to the Company's executive officers. These benefits include, in Mr. MacInnis' case, $700 per month for the leasing of an automobile; in Mr. Levy's case, $800 per month for the leasing of an automobile and the cost of a lease capital reduction payment; maintenance and insurance on their respective automobiles; and reimbursement for initiation fees and monthly dues for membership in a club suitable for entertaining clients of the Company, all legal expenses incurred in connection with their employment agreements, and the cost of any increased tax liability to them caused by receipt of these fringe benefits.

     If, during the term of his employment agreement, Mr. MacInnis' employment is terminated by the Company other than for Cause (as defined in his employment agreement) or he terminates his employment for Good Reason (as defined in his employment agreement), he will be entitled to receive a cash payment equal to the sum of (i) the greater of (A) his base salary at the highest annual rate in effect during his term of employment for the period from the date of termination through December 31, 2001 or (B) two times his base salary at its then current annual rate and (ii) the greater of (A) his target bonus for the calendar year in which the termination takes place multiplied by the number of full or partial calendar years remaining from the date of termination through December 31, 2001 and (B) two times his target bonus for the calendar year in which the termination takes place; however, in the event of a termination following a Change of Control (as defined in his employment agreement), the factor of two in clauses (i)(B) and (ii)(B) above will be increased to three. If, during the term of his employment agreement, Mr. Levy's employment is terminated by the Company other than for Cause (as defined in his employment agreement) or he terminates his employment for Good Reason (as defined in his employment agreement) he will be entitled to a cash payment equal to the sum of (i) two times his base salary at its then current annual rate and (ii) two times his target bonus for the calendar year in which the termination occurs; however, in the event of a termination following a Change of Control (as defined in his employment agreement) the factor of two in clauses (i) and (ii) above will be increased to three. In addition, Messrs. MacInnis and Levy each will be entitled to receive all unpaid amounts in respect of his bonus for any calendar year ending before the date of termination and an amount equal to his target bonus for the calendar year in which the termination takes place multiplied by a fraction the numerator of which is the number of days in such calendar year that he was an employee of the Company and the denominator of which is 365.

     The Company has amended and restated employment agreements made as of May 4, 1999 with Sheldon I. Cammaker providing for his employment as Executive Vice President and General Counsel of the Company through December 31, 2001, with Leicle E. Chesser providing for his employment as Executive Vice President and Chief Financial Officer of the Company through December 31, 2001, and with R. Kevin Matz providing for his employment as Vice President and Treasurer of the Company through December 31, 2001. Each such employment agreement provides that the term of employment will automatically be extended for successive one-year periods unless the Company or the officer gives written notice not to extend at least six months prior to the end of the initial term or any extended term of the employment agreement. However, following the date of a Change of Control (as defined in their employment agreements), the terms of their respective employment shall be, in Messrs. Cammaker's and Chesser's case, for a period of three years from such date and, in Mr. Matz' case, for a period of two years and three months from such date.

     Pursuant to the terms of their respective employment agreements, Mr. Cammaker is to receive an annual base salary of $400,000 for 2001, Mr. Chesser is to receive an annual base salary of $400,000 for 2001, and Mr. Matz is to receive an annual base salary of $260,000 for 2001. Their annual base salaries are to increase on the first day of each calendar year during the employment periods by the percentage increase in the consumer price index for the preceding year for the area in which the principal office of the Company is located or an amount specified by the Board of Directors, whichever is greater. In addition, each of them is entitled to receive an annual cash bonus determined by the Compensation Committee, and under the terms of their respective employment agreements, the Company is to recommend to the Compensation Committee that Messrs. Cammaker and Chesser each receive annually an option to purchase not less than 10,000 shares of Common Stock and that Mr. Matz receive annually an option to purchase not less than 5,000 shares of Common Stock, in each case at a per share exercise price equal to the fair market value of a share of the Common Stock on the grant date. Each option is to have a ten-year term and is to be exercisable on the first anniversary of the date of grant.

     Under the terms of their employment agreements, Messrs. Cammaker, Chesser and Matz have been provided with certain benefits customarily accorded to the Company's executive officers, including in Messrs. Cammaker's and Chesser's case, $800 per month, and, in Mr. Matz' case, $600 per month, for leasing of an automobile and the cost of a lease capital reduction payment; maintenance and insurance on their respective automobiles; and reimbursement for all initiation fees and monthly dues for membership in a club suitable for entertaining clients of the Company, all legal expenses incurred in connection with their employment agreements, and the cost of any increased tax liability caused by receipt of these fringe benefits.

     If Messrs. Cammaker's, Chesser's and Matz' employment is terminated during the term of his respective employment agreement by the Company other than for Cause (as defined in his employment agreement), or if he terminates his employment for Good Reason (as defined in his employment agreement), in Messrs. Cammaker's and Chesser's case, he will be entitled to receive a cash payment generally equal to the sum of (i) two times his base salary at its then current annual rate and (ii) two times the highest bonus paid to him during his employment by the Company ("Deemed Bonus"), and in Mr. Matz' case, he will be entitled to receive a cash payment equal to the sum of (i) one and one-half times his base salary at its then current rate and (ii) one and one-half times his Deemed Bonus. However, in the event of a termination following a Change of Control (as defined in his employment agreement), in Mr. Cammaker's and Chesser's case, the factor of two in clauses (i) and (ii) above will be increased to three, and, in Mr. Matz' case, the factor of one and one-half in clauses (i) and (ii) above will be increased to two and one-quarter. In addition, Messrs. Cammaker, Chesser and Matz each will be entitled to receive all unpaid amounts in respect of his bonus for any calendar year ending before the date of termination and an amount equal to his Deemed Bonus multiplied by a fraction the numerator of which is the number of days in the calendar year in which the termination takes place that he was an employee of the Company and the denominator of which is 365.

CONTINUITY AGREEMENTS

     Each of Messrs. MacInnis, Levy, Cammaker, Chesser and Matz (each referred to herein as an "Executive") is a party to a Continuity Agreement with the Company. The purpose of the Continuity Agreements is to retain the services of these Executives and to assure their continued productivity without disturbance in circumstances arising from the possibility or occurrence of a Change of Control of the Company. For purposes of the agreements a "Change of Control" means, in general, the occurrence of (i) the acquisition by a person or group of persons of 25% or more of the voting securities of the Company, (ii) the approval by the Company's stockholders of a merger, business combination or sale of the Company's assets, the result of which is that less than 65% of the voting securities of the resulting corporation is owned by the holders of the Company's Common Stock prior to such transaction or (iii) the failure of Incumbent Directors (as defined in the Continuity Agreements) to constitute at least a majority of the Board of Directors of the Company during any two year period.

     Generally, no benefits are provided under the Continuity Agreements for any type of termination before a Change of Control, for termination after a Change of Control due to death, disability, any termination for Cause (as that term is defined in the Continuity Agreements) or for voluntary termination (other than for Good Reason) (as that term is defined in the Continuity Agreements).

     Upon a Change of Control each Continuity Agreement generally provides to the Executive a severance benefit if the Company terminates the Executive's employment without Cause or the Executive terminates his employment for Good Reason within two years following a Change of Control equal to the sum of three times, in the case of Messrs. MacInnis, Levy, Cammaker and Chesser, and equal to the sum of two and one-quarter times, in the case of Mr. Matz, (i) his base salary at the time of the Change of Control, (ii) the higher of (x) his bonus in respect of the year prior to the Change of Control or (y) the average of his bonuses for the three years prior to the Change of Control and (iii) the value of perquisites provided in respect of the year prior to the Change of Control. Other severance benefits include outplacement assistance and a continuance of insurance benefits for three years. The severance benefits under the Executive's Continuity Agreement are reduced by any severance benefits payable under the Executive's employment agreement.

     If all or any portion of the payments or benefits referred to in the preceding paragraphs under "Employment Agreements" and "Continuity Agreements", either alone or together with other payments and benefits which Messrs.
MacInnis, Levy, Cammaker, Chesser or Matz receives or is then entitled to receive from the Company, would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), then such officer shall be entitled to such additional payments as may be necessary to ensure that the net after tax benefit of all such payments shall be equal to his respective net after tax benefit as if no excise tax had been imposed under
Section 4999 of the Code.

                              DIRECTOR COMPENSATION

     Each director who is not an officer of the Company ("non-employee director") is entitled to receive an annual cash retainer of $30,000 and $1,000 for each meeting of the Board of Directors he attends, other than telephonic meetings of the Board in which case each non-employee director who participates receives $500. Each non-employee director also receives $500 for each meeting of a committee of the Board of Directors attended by the director, and each non-employee director who chairs a committee of the Board of Directors receives an additional $2,000 per annum. In addition, pursuant to the 1995 Non-Employee Directors' Non-Qualified Stock Option Plan, each non-employee director on July 27, 2000 was granted an option to purchase 3,000 shares of Common Stock at an exercise price of $27.13 per share. These options are fully exercisable as of the date of grant and have a term of ten years. A director who also serves as an officer of the Company does not receive compensation for services rendered as a director.

     Under the 1997 Non Employee Directors' Non-Qualified Stock Option Plan and the 1997 Stock Plan for Directors, each non-employee director, in lieu of all or part of his annual cash retainer, may elect to receive in accordance with such plans (a) options to purchase shares of Common Stock and/or (b) deferred stock units in respect of which shares of Common Stock will be issued following the non-employee director's termination of service as a director of the Company. For 2000 each non-employee Director elected to receive his annual retainer in options, and, accordingly, each was granted options to purchase 7,602 shares of Common Stock at $17.56 per share. These options vest during the course of the calendar year in which they are granted.

                          CERTAIN RELATED TRANSACTIONS

     On May 11, 2001, the Company called for redemption $57,500,000 aggregate principal amount of its 5-3/4% Convertible Subordinated Notes (the "Notes") and on May 24, 2001 called for redemption an additional $57,500,000 aggregate principal amount of its Notes, each of which is convertible into Common Stock of the Company at the rate of $27.34 per share. On those dates, the Company entered into standby underwriting agreements with Albert Fried & Company, LLC., a broker/dealer and member of the New York Stock Exchange, providing for the sale by the Company, and the purchase by Albert Fried & Company, LLC, at $27.34 per share, of the number of shares of Common Stock of the Company, if any, that could be issued upon conversion of the Notes and which are not surrendered for conversion. Mr. Albert Fried, Jr., a director of the Company, is a principal owner and the managing member of Albert Fried & Company, LLC.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000 the Compensation and Personnel Committee of the Board of Directors of the Company (the "Compensation Committee") was responsible for matters concerning executive compensation.

     Messrs. Bershad, de Buffevent and Fried, each of whom is a non-employee director, have served as members of the Compensation Committee during 2000.

     No member of the Compensation Committee was at any time during 2000 a present or former officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. In addition, no executive officer of the Company has served as a director or member of the compensation committee (or other committee performing an equivalent function) of another entity, one of whose executive officers served as a director of, or member of the Compensation Committee of, the Company.

                          COMPENSATION COMMITTEE REPORT

     The Compensation and Personnel Committee (the "Compensation Committee") reviews and determines, based on proposals made by the Chief Executive Officer, the compensation of the Company's Chief Operating Officer, Chief Financial Officer and General Counsel as well as the compensation of other officers and employees of the Company and each subsidiary whose annual compensation is $200,000 or more. It also reviews and approves any employment, severance or similar agreements with such individuals. The Compensation Committee is charged with fixing on an annual basis, the compensation of the Chairman of the Board and the Chief Executive Officer of the Company, subject to the approval of the Board of Directors, and reviewing and recommending to the Board of Directors any employment, severance or similar agreement for him. The Compensation Committee also administers the Company's 1994 Management Stock Option Plan and is charged with recommending to the Board of Directors any incentive, benefit, award or bonus plans or programs. The entire Board of Directors determines the amount, if any, of the Company's contributions pursuant to its Retirement and Savings Plan. While other compensation decisions generally are not submitted to the Board of Directors, the Board of Directors has the ultimate power and authority with respect to compensation matters.

     The members of the Compensation Committee reviewed salaries paid to the named executive officers for 2000, approved their salary increases for 2001 and bonuses in respect of 2000 and approved the grant to them during 2000 of stock options.

     The Compensation Committee seeks to compensate executive officers at levels competitive with other companies in the same industry that are comparable in size to the Company and to provide short-term rewards and long-term incentives for superior individual and corporate performance. In making compensation decisions, the Compensation Committee periodically reviews information about the compensation paid or payable to officers of comparably sized public companies (both in the same and related businesses), the compensation recommendations of Mr. MacInnis, and reports from outside consultants. The Compensation Committee does not have target amounts of stock ownership for its executive officers.

     The key components of executive officer compensation are base salary, bonuses and stock options. The Compensation Committee attempts to combine these components in such a way as to attract, motivate and retain key executives critical to the long-term success of the Company. A discussion of the various components of the executives' compensation for 2000 follows.

     BASE SALARY. Each executive officer received a base salary and has the potential for annual salary increases largely determined by reference to the salaries of executive officers holding comparable positions in companies of comparable size.

     BONUSES. Each executive officer was eligible for an annual bonus based upon both his individual performance and the Company's performance. Bonuses were awarded to the executive officers in respect of 2000 which took into account their performance and the Company's contractual obligations. As indicated above, under the terms of their respective employment agreements, Messrs. MacInnis and Levy are each entitled to a bonus determined with reference to a target bonus (which may be greater or less than the executive officer's actual bonus) and based upon factors agreed upon annually by the respective officer and the Compensation Committee; provided that Mr. MacInnis' target bonus may not be less than $600,000 and Mr. Levy's target bonus may not be less than $400,000. For 2000, Mr. MacInnis' target bonus was $800,000, and he received a bonus of $1,000,000, of which a portion was paid in deferred stock units, as described in footnotes 1 and 4 to the "Summary Compensation Table", above. Mr. MacInnis' bonus was based upon achieving or exceeding several goals, including the Company's net income goal, increase in the Company's market capitalization, and policy and organizational leadership. For 2000, Mr. Levy's target bonus was $600,000, and he received a bonus of $700,000, of which a portion was paid in deferred stock units as described in footnote 1 to the "Summary Compensation Table", above. Mr. Levy's bonus was based upon the Company exceeding its operating income goal.

     STOCK OPTIONS. The Company's stock options are intended to provide executive officers with the promise of long-term rewards which appreciate in value with the positive performance of the Company. As previously reported, the Compensation Committee during 2000 granted stock options to each of the executive officers.

     OTHER  COMPENSATION.   The  executive  officers  also  participate  in  the
Retirement and Savings Plan as well as the medical, life and disability insurance plans available to all employees of the Company.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The minimum compensation of Mr. MacInnis is provided for in his employment agreement described above. The basis for Mr. MacInnis' bonus is described earlier in this Report. As part of its evaluation, the Compensation Committee also considered a report by Mr. MacInnis on his activities and the Company's performance.

     SECTION 162(m). Section 162(m) of the Code provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the Chief Executive Officer and any of the other four most highly compensated executive officers whose compensation is required to be reported in the Summary Compensation Table is limited to $1 million per officer, subject to certain exceptions. The Compensation Committee has taken, and intends to continue to take, such actions as are necessary to reduce, if not eliminate, the Company's non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Compensation Committee believes to be an important element of the Company's executive compensation program.

                                    By:   Compensation and Personnel Committee:
                                          Stephen W. Bershad, Chairperson,
                                          Georges de Buffevent
                                          Albert Fried, Jr.

                                PERFORMANCE GRAPH

     The following performance graph compares the Company's total stockholder return on its Common Stock from January 1, 1996 to December 31, 2000 as compared to the Russell 2000 Index and the Dow Jones Heavy Construction Index.

     The following performance graph assumes $100 was invested on January 1, 1996 in Common Stock of the Company and in each of the indices and assumes reinvestment of all dividends.

                      COMPARATIVE FIVE YEAR TOTAL RETURNS


[Figures below represent line chart in the printed piece]

                                                               Dow Jones Heavy
                          EMCOR       Russell 2000 Index      Construction Index
                          -----       ------------------      ------------------
Jan 01, 96               100.00             100.00                 100.00
Mar 31, 96               125.97             104.41                  96.43
June 30, 96              157.14             109.41                  89.29
Sept 30, 96              157.14             110.26                  92.86
Dec 31, 96               142.86             114.22                 103.57
Mar 31, 97               153.25             107.58                  85.71
June 30, 97              164.94             125.05                 103.57
Sept 30, 97              207.79             145.05                  92.86
Dec 31, 97               212.99             137.79                  70.00
Mar 31, 98               223.38             153.34                  85.71
June 30, 98              198.70             144.66                  78.57
Sept 30, 98              161.04             110.38                  57.14
Dec 31, 98               167.53             133.19                  67.86
Mar 31, 99               178.57             125.86                  50.00
June 30, 99              233.12             144.10                  66.43
Sept 30, 99              197.40             133.69                  60.71
Dec 31, 99               189.61             159.32                  57.14
Mar 31, 00               201.95             170.16                  45.71
June 30, 00              240.91             163.26                  57.14
Sept 30, 00              270.13             164.57                  57.14
Dec 31, 00               264.94             152.62                  62.86

               RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP
                        AS INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has appointed Arthur Andersen LLP, certified public accountants, as the Company's independent public accountants for 2001. Arthur Andersen LLP acted as independent public accountants of the Company for 2000 pursuant to appointment by the Audit
Committee. Arthur Andersen LLP was first appointed independent public accountants of the Company by the Audit Committee on September 1995.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon is required for approval of the appointment of the independent public accountants.

AUDIT FEES

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, including statutory financial statement audits in non-U.S. jurisdictions and review of the financial statements included in the Company's Forms 10-Q for such year, were $892,800.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Arthur Andersen LLP for the professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by Arthur Andersen LLP for services rendered by Arthur Andersen LLP other than as stated under the captions Audit Fees and Financial Information Systems and Design and Implementation Fees above for the fiscal year ended December 31, 2000 were $270,400. The Audit Committee considers the provisions of these services to be compatible with maintaining the independence of Arthur Andersen LLP.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  THE  STOCKHOLDERS   VOTE  FOR
RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001.

                             STOCKHOLDERS' PROPOSALS

     Stockholders' proposals must be received by the Company at its headquarters in Norwalk, Connecticut on or before February 21, 2002 in order to be considered for inclusion in next year's Proxy Statement.

     The Company's By-laws set forth advance notice provisions and procedures to be followed by stockholders who wish to bring business before an annual meeting of stockholders or who wish to nominate candidates for election to the Board of Directors. A stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such stockholder's intent is given to the Secretary of the Company not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting, or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made. Each such notice must set forth certain background and other information specified in the By-laws, including a description of the proposed business and the reasons for conducting such business at the annual meeting.

     A stockholder may nominate candidates for election to the Board of Directors at an annual meeting only if written notice of such stockholder's intent to make such nomination is given to the Secretary of the Company not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding anniversary of such immediately preceding annual meeting, or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediate preceeding annual meeting not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made. Each such notice must set forth certain background and other information specified in the By-laws.

     The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission's requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and to furnish copies of such statements to the Company.

     To the Company's knowledge, during the fiscal year 2000 all such reports relating to share ownership were timely filed.

                                OTHER INFORMATION

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by certain officers and regular employees of the Company. D.F. King & Co., Inc. has been retained for solicitation of all brokers and nominees for a fee of $6,500 plus customary out-of-pocket expenses. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock of the Company.

     The Board of Directors is aware of no other matters that are to be presented to the stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment in such matters.

     UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER OF RECORD ON JUNE 6, 2001, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SUPPLIED WITHOUT CHARGE. REQUESTS SHOULD BE DIRECTED TO SHELDON I. CAMMAKER, SECRETARY, EMCOR GROUP, INC., 101 MERRITT SEVEN CORPORATE PARK, NORWALK, CONNECTICUT 06851.

                                            By Order of the Board of Directors

                                            Sheldon I. Cammaker
                                            SECRETARY

June 11, 2001

                                                                        APPENDIX

                                     CHARTER
                                     OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Corporation by:

     1. reviewing  the  financial   reports  and  other  financial  and  related
        information provided by the Corporation to the Securities and Exchange Commission or the public;

     2. reviewing the Corporation's system of internal controls regarding finance, accounting, legal compliance and code of business conduct that management and the Board have established;

     3. reviewing the Corporation's auditing, accounting and financial reporting processes;

     4. reviewing and appraising with management the audit efforts of the Corporation's independent accountants; and

     5. providing  an  open  avenue  of  communication   among  the  independent
        accountants, financial and senior management, the internal auditing department and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of the Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board. The members of the Audit Committee shall meet the independence and experience requirements of each stock exchange on which the Company's common stock may from time to time be traded. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. MEETINGS

     The Audit  Committee  shall  meet at least  four  times  annually,  or more frequently  as  circumstances  dictate.  As  part  of  its  job to  foster  open communication, the Audit Committee should meet at least annually with management, the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     DOCUMENT / REPORTS REVIEW

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements included in the Form 10-K prior to its filing and prior to the release of earnings, including major issues regarding accounting and auditing principles and practices as well as the adequacy of the Corporation's internal controls that could significantly affect the Corporation's financial statements. Discuss with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, as amended.

3. Review with management and the independent accountants the Corporation's quarterly financial statements included in the Form 10-Q prior to its filing and prior to the release of earnings. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Review with the independent accountants the recommendations included in their management letter, if any, and their observations regarding the Corporation's financial and accounting procedures. On the basis of this review make recommendations to the Board for any changes that seem appropriate. Review any changes required in the planned scope of the audit and the internal auditing department's responsibilities, budget and staffing.

     INDEPENDENT ACCOUNTANTS

5. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's review of the financial statements and internal controls of the Corporation. The fees to be paid to the independent accountants for auditing and non-auditing activities shall be reviewed by the Audit Committee. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships that the accountants have with the Corporation to determine the accountants' independence.

6.   Oversee independence of the accountants by:

     o receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1;

     o reviewing, and discussing, with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

     o recommending, if necessary, that the Board take certain action to satisfy itself of the accountants' independence.

     FINANCIAL REPORTING PROCESS

7. In consultation with management and the independent accountants review the integrity of the Corporation's financial reporting processes, both internal and external.

8. Establish regular systems of reporting to the Audit Committee by management and the independent accountants regarding any significant financial reporting issues and judgments made in connection with management's preparation of the financial statements and any significant difficulties encountered by the independent accountants during the course of its review or audit, including any restrictions on the scope of work or access to required information.

9. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

11. Meet with the independent accountants prior to the annual audit to review the planning and staffing of the audit.



                                  -Appendix 2-

12. Meet periodically with management to review the Corporation's major financial risk exposures and steps management has taken to monitor and control such exposures.

     LEGAL COMPLIANCE / GENERAL

13. Review, at least on an annual basis, with the Corporation's counsel any legal matter that could have a significant impact on the Corporation's financial statements, the Corporation's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

14. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with respect to the Corporation's Code of Conduct.

15. Review the appointment and replacement of internal auditing personnel, review reports to management prepared by the internal auditing department and management's response, and review cooperation of the internal auditing department with the independent accountants.

16. Report through its Chairperson to the Board following meetings of the Audit Committee.

17. Maintain minutes or other records of meetings and activities of the Audit Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountant or to assure compliance with laws and regulations and the Corporation's Code of Conduct.



















                                  -Appendix 3-

                               EMCOR GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 12, 2001


     The undersigned hereby appoints Frank T. MacInnis, Sheldon I. Cammaker and Leicle E. Chesser, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the annual meeting of the stockholders of EMCOR Group, Inc. to be held in the Spruce Room, Penn Club, 30 West 44 Street, New York, New York on Thursday, July 12, 2001 at 10:00 A.M. (local time), and all adjournments thereof, as follows.

     PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

     UNLESS OTHERWISE MARKED, THE PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE "FOR" ALL NOMINEES FOR ELECTION AND "FOR" THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

(Continued and to be signed on the reverse side.)


EMCOR GROUP, INC.
P.O. BOX 11343
NEW YORK, N.Y. 10203-0343

 --------
|        |
 --------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR"
ITEM 2.

1. Election of Directors   FOR all nominees   [ ] WITHHOLD AUTHORITY to vote       [ ]     *EXCEPTIONS [ ]
                           listed below           for all nominees listed below.

NOMINEES: F. MacInnis, S. Bershad, D. Brown, G. de Buffevent, A. Fried, R. Hamm,
K. Toner
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) *Exceptions
            --------------------------------------------------------------------

2. Appointment of Independent Public Accountants

FOR [ ]   AGAINST [ ]    ABSTAIN [ ]


                                               CHANGE OF ADDRESS AND/  [ ]
                                               OR COMMENTS MARK HERE

                                          In their discretion to vote upon other
                                          matters that may properly  come before
                                          the meeting.

                                          Please  sign   exactly  as  your  name
                                          appears  to the left.
                                          When  signing as  attorney,  executor,
                                          administrator,  trustee  or  guardian,
                                          please give your full title. If shares
                                          are held  jointly,  each holder should
                                          sign.


                                          Dated:___________________________,2001
                                     |
                                     |    ______________________________________
                                     |    Signature
                               ------     ______________________________________
                                          Signature


SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
                           VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [X]




                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
               [] BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE []
 ................................................................................